Exhibit 99.1

SOLERA NATIONAL BANK ANNOUNCES ACQUISITION FROM LIBERTY SAVINGS BANK

LAKEWOOD, CO — August 11, 2010 - Solera National Bancorp, Inc. (OTC Bulletin Board: SLRK), announced today that its wholly-owned banking subsidiary, Solera National Bank, has entered into a Purchase and Assumption agreement with Liberty Savings Bank, FSB, headquartered in Wilmington, Ohio, whereby Solera will assume approximately $40 million of customer deposits from Liberty’s Lakewood, Colorado branch and purchase $30 million of Colorado-based performing loans.  The transaction is subject to regulatory approvals and is expected to close in the fourth quarter of 2010.

“We are excited to announce our first acquisition.  In less than three years of operations, Solera has grown to approximately $140 million in assets.  This transaction is projected to expand our deposit base by 35% and increase our loan portfolio by 50%, contributing significantly toward our goal of building a premier community bank in the Denver area,” said Douglas Crichfield, President and CEO of Solera National Bancorp, Inc.  “We welcome Liberty’s customers to the Solera family and know that they will enjoy the personalized service we offer along with a full range of personal and business banking products and services to meet their needs.  We look forward to working closely with Liberty over the next few months to ensure a seamless transition.”

Commenting on the impact of the acquisition, Mr. Crichfield continued, “We have been carefully evaluating acquisition opportunities to substantially grow our franchise in order to leverage our strong capital base and expense infrastructure.  This transaction was particularly appealing given the close proximity of the Liberty branch to our main office and the expense savings available upon consolidation.  The transaction is expected to be immediately accretive to our earnings, enhancing our ability to generate sustained profitability.”

St. Charles Capital, LLC acted as financial advisor, and Fairfield & Woods, P.C. provided legal counsel to Solera on this transaction.

About Solera National Bank

Solera National Bank is a traditional, community, commercial bank with a specialized focus serving the Hispanic market.  It prides itself in delivering personalized customer service — welcoming, inclusive and respectful — combined with leading-edge banking capabilities.  The bank is also actively involved in the community in which it serves.

For more information, visit http://www.solerabank.com.

Cautions Concerning Forward-Looking Statements

All information in this press release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Solera National Bancorp, Inc. (“Company”) and its wholly-owned subsidiary, Solera National Bank (“Bank”), are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied.  These risks and uncertainties can include the risks associated with the ability to grow the Bank and the services it provides, the ability to successfully integrate new business lines and expand into new markets, competition in the marketplace, general economic conditions and many other risks described in the Company’s Securities and Exchange Commission filings.  The most significant of these uncertainties are described in our Annual Report on Form 10-K and Quarterly reports on Form 10-Q all of which any reader of this release is encouraged to study (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the Company has a limited operating history upon which to base an estimate of its future financial performance; the Bank’s failure to implement its business strategies may adversely affect the Company’s financial performance; the continuation of the economic downturn may have an adverse effect on the Company’s financial performance; and the Company is subject to extensive regulatory oversight.  We undertake no obligation to update or revise any forward-looking statement. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Contacts:

Douglas Crichfield, President & CEO, 303-937-6429

Robert J. Fenton, Executive Vice President and Chief Financial Officer, 303-202-0933